UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2011

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Long-Term Incentive Compensation Plan

On April 27, 2011, at the Annual Meeting of Stockholders (the “Annual Meeting”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), the stockholders, upon the recommendation of the Company’s Board of Directors, approved the amended NorthWestern Corporation 2005 Long-Term Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan. A more detailed summary of the material features of the Plan is set forth in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2011, and in a Current Report on Form 8-K filed with the SEC on April 11, 2011, which reported that certain additional amendments were adopted by the Board of Directors on April 8, 2011. The Company filed the Plan as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 27, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 27, 2011, the Company held its Annual Meeting in Grand Island, Nebraska. At the Annual Meeting, 34,374,290 shares of common stock, par value $.01, were present in person or by proxies. This represents approximately 94.8% of the 36,246,630 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the meeting, the stockholders:

•	Elected all eight of the directors nominated by the Board of Directors;

•	Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

•	Approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement;

•	Indicated a preference, on an advisory basis, to hold future advisory votes on executive compensation every year; and

•	Approved the amended NorthWestern Corporation 2005 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan.

Set forth below are the final voting results on each such matter.

1. Election of Directors. The Board of Directors of the Company nominated eight persons for election as directors of the Company, each to hold office for a one-year term expiring at the 2012 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, and no other person was nominated. The votes cast for or withheld with respect to each nominee were as follows:
			Broker
Name of Director	For	Withheld	Non-Votes
Stephen P. Adik	32,305,484	49,176	2,019,630
Dorothy M. Bradley	32,300,001	54,659	2,019,630
E. Linn Draper Jr.	27,843,007	4,511,653	2,019,630
Dana J. Dykhouse	32,304,166	50,494	2,019,630
Julia L. Johnson	32,073,201	281,459	2,019,630
Philip L. Maslowe	32,260,184	94,476	2,019,630
Denton Louis Peoples	32,260,332	94,328	2,019,630
Robert C. Rowe	32,303,804	50,856	2,019,630

2. Ratification of Independent Registered Public Accounting Firm. The votes cast with respect to this matter were as follows:

For	Against	Abstain

33,922,414	425,456	26,420

3. Advisory Vote on Executive Compensation. The votes cast with respect to this matter were as follows:
			Broker
For	Against	Abstain	Non-Votes
30,820,294	175,127	1,359,239	2,019,630

4. Advisory Vote on Frequency of Advisory Votes on Executive Compensation. The votes cast with respect to this matter were as follows:
				Broker
Every Year	Every 2 Years	Every 3 Years	Abstain	Non-Votes
27,633,232	48,551	3,317,139	1,355,738	2,019,630

Consistent with a majority of the votes cast with respect to the frequency with which stockholders will provide future advisory votes on executive compensation, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required vote on the frequency of future stockholder votes on executive compensation, as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Under these existing rules and regulations, the Company will hold the next frequency vote in connection with its 2017 annual meeting of stockholders.

5. Amendment to the NorthWestern Corporation 2005 Long-Term Incentive Plan.  The votes cast with respect to this matter were as follows:
			Broker
For	Against	Abstain	Non-Votes
29,961,135	2,369,756	23,769	2,019,630

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 29, 2011